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                                                                       EXHIBIT 7








                                  EXPEDIA, INC.






                              INVESTMENT AGREEMENT



                           Dated as of March 17, 2000





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                              INVESTMENT AGREEMENT

        This INVESTMENT AGREEMENT ("INVESTMENT AGREEMENT") entered into as of the 17th day of March, 2000 between Expedia, Inc., a Washington corporation ("EXPEDIA"), and the undersigned stockholder (the "STOCKHOLDER") of VacationSpot.com, Inc., a Delaware corporation ("Company").


                                    RECITALS

        A. Expedia, Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Expedia ("SUB"), Company and the Principal Stockholders of Company have entered into an Agreement and Plan of Reorganization dated as of January 30, 2000 (the "REORGANIZATION AGREEMENT").

        B. The Reorganization Agreement provides for the merger of Sub into Company (the "MERGER"). Upon the consummation of the Merger, the Stockholder will become the owner of a certain amount of common shares of Expedia (the "EXPEDIA COMMON SHARES"). It is intended that the Merger will be treated as a reorganization for federal income tax purposes.

        C. All capitalized terms shall have the same meaning as defined in the Reorganization Agreement unless otherwise indicated herein.

        INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, Expedia and the Stockholder hereby agree as follows:


                                    AGREEMENT

        1. STOCKHOLDER REPRESENTATIONS AND AGREEMENTS. The Stockholder hereby represents, warrants and agrees that:


           1.1 INVESTOR STATUS. Stockholder: (i) is either (a) an "ACCREDITED INVESTOR" as that term is defined in Rule 501(a)(5) of Regulation D of the Securities Act of 1933 (the "1933 ACT"), (b) is represented by a "PURCHASER'S REPRESENTATIVE" as defined in Rule 501(h) of Regulation D, or (c) has otherwise provided Expedia with sufficient assurances that Stockholder is eligible to receive unregistered Expedia Common Shares pursuant to the Merger; (ii) is acquiring the Expedia Common Shares for his own account, and (iii) does not intend to make a distribution of the Expedia Common Shares or otherwise act as an "UNDERWRITER" within the meaning of Section 2(11) of the Securities Act of 1933 as amended (the "1933 ACT").

           1.2 EXPEDIA DISCLOSURE DOCUMENTS. The Stockholder has received complete and accurate copies of, as amended and supplemented, (i) the Form S-1 Registration Statement




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under the 1933 Act, and the prospectus dated November 9, 1999 contained in such
Form S-1 Registration Statement and (ii) all other reports filed by Expedia under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), with the Securities and Exchange Commission (the "SEC") since August 31, 1999 (such reports are collectively referred to herein as the "SEC DOCUMENTS").

           1.3 CONTINUITY OF PROPRIETARY INTEREST. The Stockholder will exchange in the Merger at least fifty percent (50%) of the value of Stockholder's proprietary interest in the Company for a proprietary interest in Expedia and not for consideration other than Expedia Common Shares. The Stockholder is not a "related person" with respect to Expedia or Company, within the meaning of Treas. Reg Section 1.368-1(e)(3). The Stockholder has no plan or intention to dispose of any Expedia Common Shares received in the Merger to Expedia or a person related to Expedia within the meaning of Treas. Reg. Section 1.368-1(e)(3).

           1.4 SECURITIES AND EXCHANGE COMMISSION RESTRICTIONS. The Stockholder will not offer to sell, exchange, transfer, pledge or otherwise dispose of any of the Expedia Common Shares unless at such time at least one of the following is satisfied:

               (a) a registration statement under the 1933 Act covering the Expedia Common Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the 1933 Act;

               (b) such transaction shall be permitted pursuant to the provisions of Rule 144 under the 1933 Act ("RULE 144");

               (c) counsel representing the Stockholder, reasonably satisfactory to Expedia, shall have advised Expedia in a written opinion letter reasonably satisfactory to Expedia and Expedia's counsel, and upon which Expedia and its counsel may rely, that no registration under the 1933 Act would be required in connection with the proposed sale, transfer or other disposition; or

               (d) an authorized representative of the SEC shall have rendered written advice to the Stockholder (sought by the Stockholder or counsel to the Stockholder, with a copy thereof and of all other related communications delivered to Expedia) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed sale, transfer or other disposition if consummated.

           1.5 RESTRICTIVE LEGEND. All certificates representing the Expedia Common Shares deliverable to the Stockholder pursuant to the Reorganization Agreement and any certificates subsequently issued with respect thereto or in substitution therefor, unless a sale, transfer or other disposition is executed pursuant to one or more of the alternative conditions set forth in Section 1.4 shall have occurred, or unless the conditions of paragraph (k) of Rule 144 shall have been satisfied, shall bear a legend substantially as follows:




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        "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in that certain Investment Agreement dated as of March 17, 2000, a copy of which Investment Agreement may be inspected by the holder of this certificate at the offices of Expedia, Inc., 13810 SE Eastgate Way, Suite 400, Bellevue, WA 98005, or Expedia, Inc. will furnish, without charge, a copy thereof to the holder of this certificate upon written request therefor." Expedia, Inc.


        Expedia, at its discretion, may cause a stop transfer order to be placed with its transfer agent(s) with respect to the certificates for the Expedia Common Shares but not as to the certificates for any part of the Expedia Common Shares as to which said legend is no longer appropriate when one or more of the alternatives set forth in Section 1.4 shall have been satisfied. Expedia covenants that upon the request of the Stockholder, it will remove said legend when a sale, transfer or other disposition is executed in compliance with one of the alternatives in Section 1.4.

           1.6 OBSERVATION OF THE 1933 ACT. The Stockholder will observe and comply with the 1933 Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, pledge, transfer or other disposition of the Expedia Common Shares or any part thereof including the prospectus delivery requirements of Section 10 of the 1933 Act.

           1.7 REGISTRATION RIGHTS. The provisions of Section 1.9 of the Reorganization Agreement are hereby incorporated into this Agreement for the benefit of the Stockholder.

        2. REPORTS. From and after the first anniversary of the Effective Time and for so long as necessary in order to permit the Stockholder to sell the Expedia Common Shares pursuant to Rule 144, Expedia will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 (or, if applicable, Expedia will use its best efforts to make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), in order to permit the Stockholder to sell, pursuant to the terms and conditions of Rule 144, the Expedia Common Shares.

        3. WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Investment Agreement shall be effective unless in writing.

        4. NOTICES. All requests, demands or other communications which are required or may be given pursuant to the terms of this Investment Agreement will be in writing and will be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand; (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier; or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:




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        If to the Stockholder:      At the address set forth below the signature
                                    of the Stockholder below.

        If to Expedia:              Expedia, Inc.
                                    4200 - 150th Avenue
                                    Redmond, WA 98052
                                    Attention:  Mark S. Britton, Vice President,
                                                General Counsel and Secretary
                                    Telephone No.: (425) 705-5942
                                    Facsimile No.: (425) 707-2722

        With a copy to:             Preston Gates & Ellis LLP
                                    5000 Columbia Center
                                    701 Fifth Avenue
                                    Seattle, WA 98104-7078
                                    Attention:  Mark R. Beatty
                                    Telephone No.: (206) 623-7580
                                    Facsimile No.: (206) 623-7022

or to such other address as any party hereto may designate for itself by notice given as herein provided.

        5. COUNTERPARTS. This Investment Agreement may be executed in two or more partially or fully executed counterparts each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. The execution and delivery of a Signature Page - Investment Agreement in the form annexed to this Investment Agreement by any party hereto who shall have been furnished the final form of this Investment Agreement shall constitute the execution and delivery of this Investment Agreement by such party.

        6. SUCCESSORS AND ASSIGNS. This Investment Agreement shall be enforceable by and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the terms "SUCCESSORS AND ASSIGNS" shall include, where the context so permits, heirs, executors, administrators, trustees and successor trustees, legatees, devisees, and personal and other representatives.

        7. GOVERNING LAW. This Investment Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Washington, without regards to its principles of conflicts of laws and except as to matters relating to United States federal securities laws and the United States federal income tax laws. The Stockholder consents to jurisdiction and venue in the state and federal courts in King County, Washington.

        8. SEVERABILITY. If any part or provision of this Investment Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, or to be legal, valid or enforceable only if limited in time and/or scope, such part or provision and all




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other related provisions so held shall be modified or so limited rather than voided, if possible, in order to eliminate such illegality, invalidity or unenforceability and to achieve the intent of the parties to this Investment Agreement to the maximum extent possible. In any event, all other unrelated parts or provisions of this Investment Agreement shall be deemed valid and enforceable to their full extent.

        9. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Investment Agreement.

        10. DEFINITIONS. All capitalized terms used herein shall have the meaning defined in the Reorganization Agreement, unless otherwise defined herein.

        11. THIRD PARTY RELIANCE. Counsel to the parties shall be entitled to rely upon this Investment Agreement as needed in the rendering of opinions as provided for in the Reorganization Agreement.

        12. CONFIDENTIALITY. The Stockholder agrees to keep confidential and not to disclose the terms and conditions of the Reorganization Agreement specifically including without limitation the amount of the Final Valuation and the number of Expedia Common Shares to be issued to the individual Stockholder or to other Stockholders of Company.

        13. ATTORNEYS' FEES. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees whether or not the proceeding results in a final judgment.



                  [Remainder of Page Intentionally Left Blank]




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                     SIGNATURE PAGE -- INVESTMENT AGREEMENT

        IN WITNESS WHEREOF, the parties have caused this Investment Agreement to be executed as of the date first above written.



                                        EXPEDIA, INC.



                                        By:    /s/ Gregory S. Stanger
                                             -----------------------------------
                                        Its:   Vice President
                                             -----------------------------------


                                        STOCKHOLDER



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                                        Print Name:
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                                        Address:
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                                        ----------------------------------------
                                         (Print Taxpayer Identification Number)




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